POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned, hereby appoints Joseph D'Alessandro, Paul B. Goucher, Christopher O. Petersen, Scott R.
Plummer and William F. Truscott, attorney-in-fact and agent, with full power of substitution and resubstitution, for in name and stead, to sign and file Forms 3, 4 and 5 (Initial Statement of Beneficial Ownership of Securities, Statement of Changes in Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership of Securities promulgated under Section 16(a) of the Securities Exchange Act of 1934), with respect to SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC., TRI-CONTINENTAL CORPORATION AND SELIGMAN SELECT MUNICIPAL FUND, each a Maryland Corporation, or further amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission (the SEC) pertaining thereto, including but not limited to, such applications as may be necessary to file electronically with the SEC, full power and authority to do and perform all acts and things requisite and necessary to be done on the premises. This appointment shall be valid for the sole purpose stated above and shall be in effect and force, unless sooner revoked by me in writing.

        Executed on this 5th day of November 2008.





Christopher P. Keating